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                                                                    Exhibit 10.2


                              [LOGO] ma(c)rovision

                       2005 EXECUTIVE INCENTIVE PLAN (EIP)

                               FOR SENIOR MANAGERS


                                FEBRUARY 1, 2005

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OVERVIEW

The Macrovision Corporation Senior Manager Executive Incentive Plan ("EIP") has been established to provide financial incentives for those key executives who, by virtue of their position, have a significant impact on the financial performance of the Company. It has been created with the belief that those executives who are directly responsible for managing a major profit & loss or cost center, or a strategic function, and who materially contribute to growth in earnings and shareholder value should be eligible to participate in a plan which provides for material cash incentive awards based upon the Company's and their performance. The purpose of this document is to outline the scope and methodology of the Senior Manager EIP Plan.

At the beginning of each Plan year, eligible participants will work with their supervisors to establish performance goals and objectives. The individual senior managers' performance goals are ultimately reviewed and approved by the CEO with Board of Directors oversight prior to March 1st of each Plan year. These goals include specific objectives for individual/departmental financial performance and certain strategic/tactical assignments. Each executive's individual financial and strategic/tactical goals should map closely to the priorities outlined in the Company's Annual Business Plan.

The fundamental philosophy behind the EIP is to reward participants relative to their individual contribution/performance toward the overall Macrovision team effort in achieving annual corporate operating and individual performance goals
- as defined in the annual Business Plan with respect to Revenue and EBIT (earnings before interest and taxes), or Corporate Operating Income. There are two components to the EIP Award - a `corporate' or team-oriented component, and an individual or department-based component. The corporate component comprises 50% of the total EIP bonus pool, and the individual component comprises 50% of the pool.

After the Company has completed its year-end audit, the CEO will review the accomplishments of the senior managers with their supervisors, and make appropriate award recommendations to the Chairman based upon the Company's overall performance, each individual executive's attainment of his/her goals, and each individual's accomplishments on both an absolute basis and a relative basis compared with their peer executives. The Chairman and CEO will review and approve the recommendations, and will present them to the Compensation Committee. The Compensation Committee will have the full authority to determine whether those recommended performance awards will be approved and the full latitude to establish the final performance award value, which may be zero in any and all cases.

It should be noted that the Company has a variety of other Incentive Award programs that are designed to motivate all non-EIP employees throughout the year. These other programs include Employee Profit Sharing, Performance Bonus, Special Recognition Awards, Inventions Reward Plan and Time-To-Market Award. None of the participants in the EIP are eligible for any of these other bonus and award programs, except the Inventions Reward Plan.

Senior Manager EIP participants are nominated by the CEO and the CEO's Executive Staff and are approved by the CEO and Chairman based on the nominees' high level of performance in the prior year, their cumulative contributions to the Company, and their expected future contributions.

EFFECT ON THE EIP OF THE ACQUISITION OF ANOTHER BUSINESS

In the event that the Company acquires another business during a Plan year, the revenues and profits attributable to that business in a Plan year will only be factored into the calculation of awards under this Plan to the extent that formal pro forma budgets were prepared and added to the Company's Annual Plan, the Company's revenue and EBIT targets were officially changed, and results vs. the revised Annual Plan/targets were tracked for longer than 3 months.


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                               DEFINITION OF TERMS

A.      ANNUAL PLAN

For 2005, the Annual Plan includes a Revenue target of $[____]and an EBIT target of $[____]. EBIT (Earnings Before Interest and Taxes) is also known as Operating Income. EBIT includes all allocation charges but excludes any goodwill or acquisition-related charges (stock-based compensation expense, incremental legal, accounting or transaction fees) and any interest income.

B.      CORPORATE FINANCIAL PERFORMANCE RATING

The Corporate Financial Performance Rating is a measure of the Company's fiscal year actual performance relative to the Annual Plan. It is defined as a percentage of [__ times (Actual Revenue divided by Plan Revenue) plus __ times (Actual EBIT divided by Plan EBIT)] %.

C.      CORPORATE FINANCIAL PERFORMANCE AWARD

The `corporate' or team accomplishment component of the EIP Incentive Award is the percentage of the employee's earned annual salary that would be awarded to a participant based on various levels of financial performance achieved by the Company. See Performance Rating Chart on page 5 for the various Award Percentages correlating to different Corporate Financial Performance Ratings. The percentage of the total EIP payout pool allocated to the Company's performance is 50%.

D.      STATEMENT OF GOALS

A written set of objectives (see pps 7,8,9 for goal sheets) unique to each participant that establishes quantifiable objectives and measurements of performance. The goals are all tied directly to the Corporate Business Plan. They include a combination of critical Financial, Strategic and Tactical goals. Each set of goals carries a weighting factor which allows for quantification of the Individual Performance Rating by the various reviewers. It is the responsibility of the participant to insure that appropriate documentation is maintained to support the measurement and accomplishments of each particular goal. Additional or substitute goals and accomplishments may be recognized in the measurement of actual Individual Performance Ratings.

E.      INDIVIDUAL PERFORMANCE RATING

Individual Performance Rating is a quantitative measure of each employee's performance vs. his/her pre-established goals. The ratings are assigned at the end of the year, following a review by the employee's manager, and the CEO as outlined in these EIP Plan guidelines.

F.      INDIVIDUAL PERFORMANCE AWARD

The `individual' accomplishment component of the EIP Incentive Award is the percentage of the employee's earned annual salary that would be awarded to a participant based on various levels of individual achievement vs. the pre-established goals. See Performance Rating Chart on page 5 for the various Award Percentages correlating to different levels of achievement for the employee. The percentage of the total EIP payout pool allocated for Individual performance is 50%.


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                             DETERMINATION OF AWARDS

(See next page for 2005 Performance Rating Chart)

1.      DETERMINE THE CORPORATE FINANCIAL PERFORMANCE RATING

[__ times (Actual Revenue divided by Plan Revenue) plus __ times (Actual EBIT divided by Plan EBIT] % EBIT is the final year-end Operating Income, including reserves for EIP Awards.

2.      DETERMINE THE CORPORATE FINANCIAL PERFORMANCE AWARD PERCENTAGE

Example:        Assume Corporate Financial Performance Rating is 110%.
                From the Performance Rating Chart, the Corporate Financial Performance Award percentage would be 20%.

3.      DETERMINE THE INDIVIDUAL PERFORMANCE RATING

Based on each individual's performance relative to his/her goals, and relative to the contributions of other executives, the CEO and Chairman will determine the final Individual Performance Rating, based upon the percentage attainment of the individual's specified Financial and Strategic/Tactical Goals.

[----]...

4.      DETERMINE THE INDIVIDUAL PERFORMANCE AWARD PERCENTAGE

Example:        Assume employee achieved 100% Performance Rating as above in #3.
                From the Performance Rating Chart, the Individual Performance Award Percentage would be 12.5%.

5.      DETERMINE THE FINAL EIP BONUS AWARD.

Add the Individual Performance Award percentage and the Corporate Financial Performance Award percentage and multiply this combined percentage by the employee's actual earned salary to determine the Final EIP Bonus Award for that employee.

EXAMPLE: ADDING THE 20% FOR THE CORPORATE FINANCIAL PERFORMANCE AWARD AND THE 12.5% FOR THE INDIVIDUAL PERFORMANCE RATING AWARD YIELDS A FINAL EIP BONUS OF 32.5% OF THE EMPLOYEE'S EARNED SALARY.


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

                                               PERFORMANCE RATING CHART TO DETERMINE
                                                     EIP INCENTIVE AWARDS (1)

-------------------------------- -------------------------------- ------------------------------ --------------------------------
      Corporate Financial               Corporate Financial                Individual                       Individual
      Performance Rating               Performance Award as            Performance Rating              Performance Award as
                                           % of Salary                                                     % of Salary
-------------------------------- -------------------------------- ------------------------------ --------------------------------
-------------------------------- -------------------------------- ------------------------------ --------------------------------
              140%                            37.5%                           140%                            37.5%
-------------------------------- -------------------------------- ------------------------------ --------------------------------
              130%                             30%                            130%                             30%
-------------------------------- -------------------------------- ------------------------------ --------------------------------
              120%                             25%                            120%                             25%
-------------------------------- -------------------------------- ------------------------------ --------------------------------
              110%                             20%                            110%                             20%
-------------------------------- -------------------------------- ------------------------------ --------------------------------
              105%                            16.5%                           105%                            16.5%
-------------------------------- -------------------------------- ------------------------------ --------------------------------
              100%                            12.5%                           100%                            12.5%
          (Annual Plan)
-------------------------------- -------------------------------- ------------------------------ --------------------------------
               90%                             0%                             100%                             7% (2)
-------------------------------- -------------------------------- ------------------------------ --------------------------------
               80%                             0%                             100%                             6% (2)
-------------------------------- -------------------------------- ------------------------------ --------------------------------
         Below 80%                            N.A.                            N.A.                   Discretionary Awards(3)
-------------------------------- -------------------------------- ------------------------------ --------------------------------

Notes:

(1) This chart is designed to reflect a 50/50 split in the EIP Bonus pool with respect to Company-based performance incentives vs. individual or department-based performance incentives. INDIVIDUAL AND CORPORATE PERFORMANCE AWARD PERCENTAGES ARE ADDITIVE.

(2) These two below-the-Annual-Plan Individual Performance Awards will be prorated based on performance. In other words, a 90% performance rating vs. individual goals would pay out at [0.9 X 7%] = 6.3%. A 125% overachievement of individual goals would pay out at [1.25 X 7%] = 8.75%.

(3) Refers to situations where the CEO and Chairman may recommend to the Board Compensation Committee that special discretionary bonus awards be granted to individuals who have made major contributions to the Company and/or exceeded their individual EIP goals - even though the Company may have achieved less than 80% of its Annual Plan. These discretionary awards may be comprised of cash and/or stock options. .


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                        IMPLEMENTATION GUIDELINE SUMMARY

                                 ADMINISTRATION

The Senior Manager EIP Plan will be administered by the Compensation Committee which will have the right to interpret the Plan, confirm award decisions, and establish guidelines for determining individual awards and rules for the operation of the Plan.

This Plan sets forth management's intent and it is the exclusive domain of the Compensation Committee to interpret the Plan. All Compensation Committee decisions regarding the Plan and award determinations are final.

The CEO, CFO and Chairman's incentive awards will be determined solely by the Compensation Committee, taking into account the overall Company performance relative to the established Business Plan, individual accomplishments versus their goals, and the degree of difficulty of the goals themselves. The Senior Manager EIP incentive awards will be determined solely by the CEO and Chairman, taking into account the overall Company performance, individual accomplishments versus their goals, and the degree of difficulty of the goals themselves.

                                   ELIGIBILITY

The Chairman, CEO, and selected key business line executives who are in a position to deliver material profit & loss results, strategic contributions, or cost center containment are eligible to participate in the Plan. Final approval of eligible executives is made by the Board Compensation Committee upon recommendation by the CEO. EIP participants are NOT eligible to participate in the Employee Profit Sharing Plan, Special Recognition Awards program, or Employee Performance Bonus Plan. Participation in the Executive Incentive Plan does not imply employment for any specified period of time, nor does it constitute a contract of employment, nor does it guarantee any amount of award.

                                 PRORATE AWARDS

Participants with less than 4 months service in an eligible Senior Manager position do not qualify for an EIP Award. Awards to participants in Senior Manager positions for more than 4 months, but less than 1 year, will automatically be pro-rated since the senior manager's earned salary will represent less than a full year's salary.

                                    DURATION

The Compensation Committee shall review this Plan annually and make any amendments or revisions thereto which it deems appropriate or desirable under the circumstances, and the Plan shall remain in effect until amended or terminated by the Compensation Committee.

                                     PAYMENT

To receive an EIP award if one is granted, the participant must remain an employee of the Company through the payment date. Failure to do so will result in forfeiture of the award.

Awards will be calculated using the participant's earned salary compensation during the Plan Year (net of any commissions, travel incentives, bonuses or other awards).

Incentive Award payments will generally be made no later than March 31st of the following year, but in no event earlier than the formal signoff of the Company's year-end financial statements by its Independent Auditors, thus allowing the Company adequate time to formally analyze its financial results according to the SEC and GAAP accounting regulations and procedures of a public company.


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                            EXECUTIVE INCENTIVE PLAN

                               STATEMENT OF GOALS

                                  FOR YEAR 2005


NAME:__________________________________         SUPERVISOR:__________________

TITLE:_________________________________         SIGNED:______________________

SIGNED:________________________________         DATE:_______________

DATE:_______________

The following is a statement of financial, strategic and tactical objectives for year 2005 that will serve as a basis for overall performance evaluation and determination of year-end executive incentive award. Actual awards will be based on individual executive's accomplishments as judged by their supervisor and the Chairman and CEO based on performance vs. goals; absolute value of contributions; relative contribution vs. other executives; and risk assessment.

NOTE: Late performance reviews by Macrovision executives or their direct reports (greater than 45 days after the employee anniversary date) are unacceptable and will result in deducting at least two full departmental goal achievements during the evaluation and rating of EIP performance.

        A. CORPORATE GOAL (WEIGHTED AT __%): Achieve Revenue of $[____] (weighted at __%). Achieve Earnings Before Interest and Taxes of $[____] (weighted at __%).

                Actual Revenue:_________________  Actual EBIT: _________________

        B.      DEPARTMENT/BUSINESS LINE GOALS - FINANCIAL (WEIGHTED AT __%)

                1.      ________________________________________________________

                Actual: ________________________________________________________

                2.      ________________________________________________________

                Actual: ________________________________________________________


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        C.      DEPARTMENT/BUSINESS LINE GOALS - STRATEGIC/TACTICAL (WEIGHTED AT
                __%)

                1.      ________________________________________________________

                Result: ________________________________________________________

                2.      ________________________________________________________

                Result: ________________________________________________________

                3.      ________________________________________________________

                Result: ________________________________________________________

                4.      ________________________________________________________

                Result: ________________________________________________________

                5.      ________________________________________________________

                Result: ________________________________________________________

                6.      ________________________________________________________

                Result: ________________________________________________________

                7.      ________________________________________________________

                Result: ________________________________________________________


ADDITIONAL/SUBSTITUTE GOALS ACCOMPLISHED DURING YEAR (ONLY LIST THOSE ACTUAL ACCOMPLISHMENTS WHICH ARE EQUIVALENT IN DEGREE OF DIFFICULTY AND CONTRIBUTION TO THE COMPANY OF EACH OF THE ASSIGNED 10 GOALS):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


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